                                                                   Exhibit 23.5

                         [LETTERHEAD OF MILLIMAN USA]

                                                          October 29, 2001


RE: The Prudential Insurance Company of America

Consent of Milliman USA

We consent to the use in the registration statement of Mr. McCarthy's opinion letter dated December 12, 2000, as Annex A to the prospectus and to the references made to Mr. McCarthy, to such letter and to Milliman USA under the captions "Unaudited Pro Forma Condensed Consolidated Financial Information", "Demutualization and Related Transactions" and "Experts".

                                          Milliman USA

                                                  /s/ Daniel J. McCarthy
                                          By: _________________________________
                                               Daniel J. McCarthy, M.A.A.A.
                                                   Principal
                                                   New York, New York

                                                   October 29, 2001